UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2019

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 20, 2019, FMC Corporation (the “Company”) completed the sale of $500 million principal amount of 3.200% Senior Notes due 2026 (the “2026 Notes”), $500 million principal amount of 3.450% Senior Notes due 2029 (the “2029 Notes”) and $500 million principal amount of 4.500% Senior Notes due 2049 of the Company (the “2049 Notes” and, together with the 2026 Notes and the 2029 Notes, the “Notes”). The Notes were issued under and are governed by an Indenture, dated as of November 15, 2009 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented and amended by a Fourth Supplemental Indenture, dated as of September 20, 2019, by and among the Company and the Trustee (the “Fourth Supplemental Indenture” and the Base Indenture, as so supplemented and amended, the “Indenture”).

The 2026 Notes bear interest at a rate of 3.200% per year, payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2020. The 2026 Notes will mature on October 1, 2026, unless earlier redeemed or repurchased. The Company may redeem the 2026 Notes, at any time in whole or from time to time in part, before August 1, 2026 at a redemption price set forth in the Fourth Supplemental Indenture (which redemption price may not be less than the principal amount of the 2026 Notes to be redeemed) and at any time in whole or from time to time in part, on or after August 1, 2026 at 100% of the principal amount, in each case, plus accrued and unpaid interest, to but not including, the date of redemption. The 2029 Notes bear interest at a rate of 3.450% per year, payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2020. The 2029 Notes will mature on October 1, 2029, unless earlier redeemed or repurchased. The Company may redeem the 2029 Notes, at any time in whole or from time to time in part, before July 1, 2029 at a redemption price set forth in the Fourth Supplemental Indenture (which redemption price may not be less than the principal amount of the 2029 Notes to be redeemed) and at any time in whole or from time to time in part, on or after July 1, 2029 at 100% of the principal amount, in each case, plus accrued and unpaid interest, to but not including, the date of redemption. The 2049 Notes bear interest at a rate of 4.500% per year, payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2020. The 2049 Notes will mature on October 1, 2049, unless earlier redeemed or repurchased. The Company may redeem the 2049 Notes, at any time in whole or from time to time in part, before April 1, 2049 at a redemption price set forth in the Fourth Supplemental Indenture (which redemption price may not be less than the principal amount of the 2049 Notes to be redeemed) and at any time in whole or from time to time in part, on or after April 1, 2049 at 100% of the principal amount, in each case, plus accrued and unpaid interest, to but not including, the date of redemption. Subject to certain limitations, in the event of a change of control (as defined in the Indenture) of the Company, the Company will be required to make an offer to repurchase the 2026 Notes, 2029 Notes and 2049 Notes, respectively, at a price equal to 101% of the principal amount of the 2026 Notes, 2029 Notes and 2049 Notes, respectively, to be purchased, plus accrued and unpaid interest, to the date of repurchase.

Subject to a number of important qualifications and exceptions, the Indenture, among other things, limits the Company’s ability and the ability of the Company’s restricted subsidiaries to create liens and to enter into sale and leaseback transactions and limits the Company’s ability to merge or consolidate with or into other entities or to sell, lease or convey all or substantially all of the Company’s assets.

The Indenture provides for certain events of default (subject in certain cases to grace and cure periods) which include, among others, non-payment of principal or interest; breach of covenants or warranties in the Indenture; defaults under or failure to pay certain other indebtedness; failure to pay certain final judgments; and certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings. Generally, if an event of default occurs, the Trustee and the holders of at least 25% in aggregate principal amount of the then outstanding 2026 Notes, 2029 Notes and 2049 Notes, respectively, may declare all the 2026 Notes, 2029 Notes and 2049 Notes, respectively, to be due and payable immediately.

The foregoing is a brief description of certain terms of the Indenture and, by its nature, is incomplete. It is qualified in its entirety by the text of the Indenture. The Company is filing the Fourth Supplemental Indenture as Exhibit 4.2 to this Current Report on Form 8-K and the Base Indenture was filed with the Securities and Exchange Commission on November 30, 2009 as Exhibit 4.1 to the Company’s Current Report on Form 8-K, both of which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 with respect to the Indenture and the Notes is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 8.01.	Other Events.

On September 17, 2019, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company and BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named on Schedule I therein (the “Underwriters”). The Underwriting Agreement provides for the issuance and sale by the Company, and the purchase by the Underwriters, of the Notes. The Underwriting Agreement contains representations, warranties, conditions and covenants of the parties thereto and provides for indemnification by each of the Company and the Underwriters against certain liabilities and contribution provisions in respect of those liabilities. The Company completed the sale of the Notes to the Underwriters on September 20, 2019.

The Notes will be unsecured and unsubordinated obligations of the Company. The Notes were sold pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-229962), which became effective upon filing with the Securities and Exchange Commission on February 28, 2019 (the “Registration Statement”).

The foregoing is a brief description of certain terms of the Underwriting Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Underwriting Agreement filed as Exhibit 1.1 to this Current Report and incorporated herein by reference. The Underwriting Agreement is also filed with reference to, and is hereby made an exhibit to, the Registration Statement.

The legal opinion of Morgan, Lewis & Bockius LLP as to the validity of the Notes is attached as Exhibit 5.1 to this Current Report on Form 8-K and such opinion contains the consent of Morgan, Lewis & Bockius LLP to the filing of its opinion as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1

Underwriting Agreement, dated as of September 17, 2019, by and among the Company and BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named on Schedule I thereto.

4.1

Indenture, dated as of November 15, 2009, by and between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed November 30, 2009).

4.2

Fourth Supplemental Indenture, dated as of September 20, 2019, by and between the Company and U.S. Bank National Association, as trustee (including the forms of the Notes attached as Exhibit A, Exhibit B and Exhibit C thereto).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

Date: September 20, 2019	By:	/S/ Brian P. Angeli
Brian P. Angeli
Vice President, Corporate Strategy and Treasurer